UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 20, 2009, Colony Financial, Inc. (the “Company”), together with investment vehicles managed by affiliates of Colony Capital, LLC (together with the Company, the “Lenders”), originated (and currently holds) a five-year $206.0 million senior secured term loan facility (as amended as described below, the “WLH Loan”) to William Lyon Homes, Inc. (“WLH”).

In connection with a comprehensive recapitalization plan for WLH, on December 19, 2011, WLH announced that with the support of an overwhelming majority of its stakeholders, it filed a voluntary Chapter 11 case to seek confirmation of a pre-packaged plan of reorganization (the “Plan”). Highlights of the Plan include: (i) the WLH Loan will be amended to increase the principal balance while reducing the interest rate; (ii) WLH’s existing senior noteholders will convert their existing notes into new second lien notes of WLH and common equity in William Lyon Homes (the sole shareholder of WLH, the “Parent”); and (iii) WLH will receive new cash proceeds of at least $85 million. Upon the consummation of the Plan (which is expected to be accomplished within 90 days), the Company believes that the overall credit profile of WLH is improved, as WLH will reduce its outstanding debt by 37% and its annual interest expense by 45% while extending its overall debt maturities. Additional details of the Plan are provided below.

In order to support WLH’s operations and ensure adequate liquidity during the pendency of the Chapter 11 case, the Lenders have agreed to provide a new $30.0 million debtor-in-possession credit facility (the “DIP Loan”) to WLH. While subject to bankruptcy court approval, the DIP Loan will bear interest at a rate of LIBOR + 8.0%, with a LIBOR floor of 2.0%. The DIP Loan has a stated maturity date of one hundred eighty (180) days from the entry of the interim order by the bankruptcy court.

The Company believes that the value of the collateral securing the WLH Loan exceeds the entire unpaid principal balance and obligations due thereunder and, as a result, the Company has determined that no impairment of its investment in the WLH Loan is required at this time. To date, WLH has continued to timely make all payments due and owing under the WLH Loan. In addition, to the extent the DIP Loan is fully funded, the Company believes the value of collateral will also exceed the entire unpaid principal balance and obligations due under the WLH Loan and the DIP Loan.

Pursuant to the terms of the Plan, the WLH Loan will be amended (the “Amended WLH Loan”) into a new $235.0 million senior secured term loan facility (upsized from the current $206.0 million WLH Loan, but without any additional funds advanced by the Lenders), with a 10.25% interest rate (reduced from the current 14.0% interest rate on the WLH Loan), and a term expiring on the earlier of three years after consummation of the Plan and January 1, 2015. The Amended WLH Loan would be prepayable by WLH at any time without penalty, yield maintenance or a “make-whole” payment. The Lenders would receive a restructuring fee of 1.0% on the principal amount of the Amended WLH Loan. WLH’s existing senior noteholders with an outstanding principal balance of approximately $283.0 million would convert their existing notes into (x) a new $75.0 million second lien subordinated notes of WLH (the “WLH Subordinate Debt”) with an interest rate no greater than 8% cash and 4% payment-in-kind, and a maturity date that is more than one year past the maturity date of the Amended WLH Loan, and (y) common equity of the Parent representing a 28.5% interest in the post-consummation equity ownership of the Parent. The Parent would raise at least $85.0 million of new capital from the sale of newly issued common equity and convertible preferred equity representing a 71.5% interest in the post-consummation equity ownership of the Parent, all of the proceeds of which will be contributed by the Parent to WLH. $60 million of the equity raise is being backstopped by certain of WLH’s senior noteholders, and the Lyon family has agreed to purchase $25 million of equity. None of the WLH Subordinate Debt or the preferred equity to be issued by the Parent will have a maturity date or a redemption date prior to the maturity date of the Amended WLH Loan.

While the Company believes WLH will continue to make the required payments under the WLH Loan, that the value of the collateral is adequate related to the WLH Loan (and the DIP Loan, as applicable), and thereafter the Amended WLH Loan, and that the Amended WLH Loan preserves the economics of the Lenders’ investment to WLH, the Company could suffer material adverse consequences if the Plan or the DIP Loan are consummated on terms other than those specified herein or are not consummated, or there is a payment or other default under the WLH Loan.

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual events and results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking and may impact the Company’s expectations regarding its financial condition and results of operations: the ability to consummate the Plan on the terms or timing described herein or at all; the financial condition and results of operations of WLH; WLH’s continued compliance with the terms of the WLH loan; WLH’s ability to rectify any failure to comply with the terms of the WLH Loan, including covenants contained therein; the value of the collateral securing the WLH Loan (or DIP Loan, as applicable); the Company’s ability to acquire additional income producing assets; the value of the Company’s investment in the WLH Loan; the actions of the Lenders in the event of a default under the WLH Loan, or comply with the terms of the Amended WLH Loan, if applicable; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and market trends in the Company’s industry, interest rates, real estate values, the debt securities markets, the general economy or the homebuilding industry.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future actions or performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the events or Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2011, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the SEC on May 10, 2011, August 8, 2011 and November 9, 2011, respectively, and the Company’s other reports filed with the SEC from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011	COLONY FINANCIAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Chief Legal Officer